UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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iL2M INTERNATIONAL CORP.

(Name of Registrant As Specified in Charter)

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iL2M INTERNATIONAL CORP.

3500 West Olive Avenue

Suite 810

Burbank, California 91505

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the termination (the "Termination") of that certain intellectual property licensing agreement dated October 29, 2013 (the "Licensing Agreement") between our wholly-owned subsidiary, il2m Inc. ("il2m") and il2m Global Limited, a Belize corporation ("il2m Global"), which constitutes a transfer of substantially all of our assets (the "Transfer of Assets").

This action was approved by written consent on April 27, 2015 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of April 27, 2015e approved the Transfer of Assets as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been filed and mailed to our shareholders. This Information Statement will be mailed to you on or about May 12, 2015.

For the Board of Directors

By:	/s/ Sarkis Tsaoussian
Name: Sarkis Tsaoussian
Title: Chief Executive Officer

iL2M INTERNATIONAL CORP.

3500 West Olive Avenue

Suite 810

Burbank, California 91505

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of il2m International Corp. (the "Company") as of April 27, 2015 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to approve the Transfer of Assets.

"We," "us," "our," the “Registrant” and the "Company" refers to il2m International Corp., a Nevada corporation.

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of il2m International Corp., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the Board of Directors of the Company to terminate the Licensing Agreement (the "Termination") and the Transfer of Assets.

On April 27, 2015, the Company obtained the approval of the Termination of the Licensing Agreement and the Transfer of Assets by written consent of the stockholders that are the record owners of 1,500,000,000 shares of common stock, which represents an aggregate of approximately 81.88% of the voting power as of April 27, 2015. The name of the shareholder of record who holds in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders is Sarkis Tsaoussian holding of record 1,500,000,000 shares of common stock (81.88%).

The Transfer of Assets will be effectuated ten (10) days after the filing and mailing of this Information Statement.

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The date on which this Information Statement will be sent to stockholders will be on or about May 13, 2015 and is being furnished to all holders of the common stock of the Company on record as of April 27, 2015.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended February 28, 2015, November 30, 2014 and August 31, 2014, the Annual Report on Form 10-K for fiscal year ended May 31, 2014 and the Quarterly Reports on Form 10-Q for the quarters ended February 28, 2014, November 30, 2013 and August 31, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (702) 726-0381. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Authorized Capital Amendment. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 1,831,757,244 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 1,500,000,000 votes, which represents approximately 81.88% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Termination and the Transfer of Assets described herein by unanimous written consent dated April 27, 2015.

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PROPOSAL I

TRANSFER OF ASSETS

On April 27, 2015, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Termination and the Transfer of Assets.

In accordance with the terms and provisions of the Licensing Agreement, il2m Global granted to il2m the exclusive right and license worldwide to use certain intellectual property (which hereafter "Intellectual Property" shall be defined as copyrights, trademarks, domain names, trade names, trade secrets and confidential information related to the online work). The grant of license to use the Intellectual Property was also in association with certain products and services, including the right to use, display and operate the online work including as an interactive web site provider, providing or enabling access by multiple users to chat rooms, message boards, wikis, blogs, as a review site, aggregation site, file sharing site, social networking site, and posting and pinning site.

In further accordance with the terms and provisions of the Licensing Agreement, il2m has the right to sublicense any of the rights granted by il2m Global. il2m also agreed to maintain a high standard of quality of products and services so as to protect the Intellectual Property and the value and goodwill. il2m further agreed to provide prompt, courteous and efficient service to the users of the online work, perform work competently in all business dealings with members of the public and the artists and governed by the highest standards of honesty, integrity, fair dealing and ethical conduct.

Our President/Chief Executive Officer, Sarkis Tsaoussian, previously held title to the Intellectual Property and originally assigned on October 22, 2013 to il2m Global all his right, title and interest in and to the Intellectual Property concerning ilink2music, including the trademarks, the copyrights and the domain names with any use of said Intellectual Property (the "Assignment").

Business Operations Utilizing the Intellectual Property

Our business operations consisted of developing, creating and marketing a social media platform called Ilink2music.com. Management believed that Ilink2music.com could be an unparalleled social media platform that would allow users to unify their personal digital-mobile lifestyle while simultaneously providing exclusive international music entertainment content, networking, events, products, services. Through Ilink2music.com, we also strived to feature a unique internet radio station and exceptional co-creation content aiming at facilitating and revolutionizing the management of on-line “way of life”. Our platform was a Horizontal - adaptable business model based on the strategic use of Multi-Sensory Branding, Co-Creation, Product Placement, Immersion User Experience Applications, ROI Relationship/Currency with Economy and Licensing Structures. It was being constructed and built to adapt and embrace the monumental shifts and disruptive technologies that are changing every facet of business. Management believed that Ilink2music.com was positioned to leverage and facilitate change in the global end user driven digital/ mobile content/product placement eco system.

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Furthermore, iLink2Music.com was based on user experience sensory aesthetics. It was optimally designed around end users’ perceptions and created the milieu that would allow end users to act as lead designers, co-creators and actual tastemakers of lifestyle brands, products and services in a rapidly changing market. Our paradigmatic approach attempted to provide for a people-generated, user-driven structure. In this new environment (“Ecosystem”), the very concept of “producer” was blurred because anyone can broadcast to any number of people anywhere. We believed that both of these concepts would be “emergent properties” if there was a serious effort to broaden the use and applications whereby this symbiosis of human creativity and technology was combined. During the past two years, we have focused on efforts on bringing the symbiosis to the music production, social media, digital, and mobile landscape consumer consumption and distribution sub-Ecosystem.

Purpose of the Termination and Transfer of Assets

We have been unable to generate revenues and currently have no prospects for generation of revenues. Despite continued efforts and numerous attempts through various channels, we have not been able to raise sufficient funds over the last 16 months in order to successfully monetize and generate revenues through use of the Intellectual Property. The Board of Directors has determined that it is in the Company’s best interests to effect the Termination and the Transfer of Assets and has considered certain factors including, but not limited to, the following:

●	Improved positioning for the Company to identify and negotiate new business opportunities in order to promote future growth based on a new and distinct corporate strategy, market opportunities and customer relationships. As part of the Company, Mr. Tsaoussian's time as Chief Executive Officer and expertise has been committed totally to the needs of the Company and attempting to maximize the earnings power by taking on a more diverse and profitable corporate strategy in the business of designing and developing iLink2Music.com, which has not been successful to date.

●	More efficient allocation of capital, which will allow the Company to develop new and independent business operations and strategy without the constraints of its current business operations involving the Licensing Agreement. As a result, the flexibility of the Company to invest capital in operations other than its business involving iLink2Music.com in a time and manner as its operational strategy would dictate was limited. Current management believes that new management will be enabled to effectuate a more efficient allocation of capital by providing for new business prospects and to reinvest cash flow, utilize cash and investments and access the capital markets, if needed, in a manner responsive to the needs of the Company focusing on new business operations and prospectus and opportunities. Current management believes that new management with a new overall business operational strategy will provide for future efficient allocation of capital with greater flexibility to pursue their strategic initiatives within a capital-intensive industry.

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●	The posturing and streamlining of the Company and its future business operations to broaden its opportunities and operational strategies to enter into other lines of business that new management will believe represents positive growth. By eliminating the necessary time and resources required to resolve conflicting business priorities and strategic needs involving iLink2Music.com, the Company may be able to better compete through more efficient deployment of capital and corporate resources and enhanced responsiveness to different market demands.

●	New management focus and strategic vision and alignment of management incentives with stockholder value creation.

●	Possible reduction of debt and liabilities, stronger positioning of the Company in a different business and enhancement of opportunities regarding its involvement in the new business operations.

The Board of Directors is currently under negotiations to merge or effect a change in control or similar transaction. Mr. Tsaoussian's power to vote the 1,500,000,000 shares of our common stock results in the power to enter into a change of control or similar transaction with respect to the Company without the concurrent of any of our other shareholders.

Return of Shares

Pursuant to the terms and provisions of the Licensing Agreement, il2m was previously issued 125,000,000 shares of common stock. Upon the effective date of the Transfer, il2m shall return approximately 124,100,000 shares of common stock to the Company for cancellation and return to treasury.

Effective Time of the Transfer of Assets

We intend to effectuate, as soon as practicable on or after the 10th day after this Information Statement is filed and sent to our shareholders, the Termination and the Transfer of Assets. The Transfer of Assets will be effected upon the execution of certain documentation. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text and provisions of the Termination and Transfer of Assets is subject to modification to include such changes as may be required by the Board of Directors.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 81.88% of our voting power signed a written consent in favor of the Termination and the Transfer of Assets, which is expected to occur as soon as reasonably practicable on or after the 10th day following the filing and mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 10,000,000,000 shares of common stock, par value $0.0001 per share, of which 1,831,757,244 shares were outstanding on April 27, 2015. All of the outstanding shares of common stock are fully paid and non-assessable. The Company's Articles of Incorporation further authorize the issuance of 10,000,000 shares of blank check preferred stock, par value $0.0001, of which no preferred shares are issued.

Common Stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

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Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants.

Options

There are no outstanding options to purchase our securities.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is VStock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Authorized Capital Amendment. The securities that are entitled to vote approval of the Authorized Capital Amendment consist of issued and outstanding shares of the Company's $0.0001 par value common voting stock outstanding on January 23, 2015, the record date for determining shareholders who are entitled to notice of and to vote.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on April 27, 2015 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 10,000,000,000 shares of common stock authorized with a stated par value of $0.0001, of which 1,831,757,244 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 61.59% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Four above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

NAME	AGE	POSITION	DIRECTOR SINCE
Sarkis A. Tsaoussian	43	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and Director	2013

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Biography. Sarkis Tsaoussian has been our President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and sole member of the Board of Directors since November 13, 2013. Mr. Tsaoussian is a dynamic, engaging and visionary leader with numerous achievements.  He is a seasoned senior executive and entrepreneur with over twenty years of senior level management experience in a variety of different industries.  In 1993, Mr. Tsaoussian joined Pizza Donini Inc. as a field supervisor and progressed through more responsible positions serving as secretary treasurer and director of Pizza Donini.com Inc. From January 1994 until in May 1997, he was appointed as president and chief operations officer. Pizza Donini Inc. was once a major player in the Montreal food industry having an average of thirty stores at any given time and was one of the first restaurant chains to implement the one number system for pizza delivery.  Mr.  Tsaoussian led the creation of Pizza Donini Inc.'s first bilingual website and was in complete charge of the chain’s call centre that employed close to forty agents, including the IT department, human resources. He also managed all on-going programming related to the call centre’s main frames and was a facilitator in franchisee/franchisor relations.  In 2004, Mr. Tsaoussian resigned from Pizza Donini Inc.

In late 2004, Mr. Tsaoussian incorporated a holding company that would soon own and operate three reputable dry-cleaning locations mainly serving high profile businessmen and women in the greater Montreal area.  Within a six month period, Mr. Tsaoussian upgraded all equipment to state-of-the-art technologically advanced computerized machinery capable of handling five times more volume.  By improving the cleaning and pressing, he increased all production within one year and also created a then non-existent wholesale division servicing many independent counters. Mr. Tsaoussian also renovated all customer areas and computerized cash registers, further increasing profitability by reducing cost. Over the next two to three years, he successfully sold all of the dry cleaning stores in order to return to the restaurant industry.

In 2008, Mr. Tsaoussian was appointed president of Pizza Nova Quebec Inc., reporting to the president of Pizza Nova Restaurants Limited, a pizza chain with over 120 franchised locations in the greater Toronto area. Within a three to four month period, Mr. Tsaoussian successfully re-opened five Pizza Nova restaurant locations in and around Montreal and built a complete functioning one-number call centre/central order processing department from the ground-up that was capable of servicing eight restaurants and employing six customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment. Mr. Tsaoussian hired six field managers and roughly twelve employees per location, set-up payroll through ADP, controlled store inventory and supplier purchases on a weekly basis via computer software linked to a point of sale system, organized direct marketing campaigns and customer appreciation days at the store level for kids; designed delivery menus, created pizza promotions tailored for the Quebec market, set-up flyer mailings with the post office, handled all day to day operations hands-on by delegating multiple tasks to employees and reviewing them afterwards on a daily/weekly basis. He also put together a franchising package and hired staff to start screening individuals interested in becoming Quebec franchisees.

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In 2009, Mr. Tsaoussian founded Montreal Pizza Boys Restaurants Inc.  He created and implemented the entire concept/franchise system within a two month period and successfully converted six existing pizzerias in the greater Montreal area to the Montreal Pizza Boys banner in an additional six week period. He further built a complete functioning one-number call centre/central order processing department from the ground-up within a five day span that was capable of servicing ten restaurants and employing eight customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment and set-up all suppliers and created a reporting system to control day to day operations.

From June 2010 to September 2012, Mr. Tsaoussian owned, administered and operated his final restaurant venture known as Gourmet Pizzeria in the heart of old Montreal.  It catered to a variety of tourists, surrounding business’, private parties and gatherings of all occasions, operated with a complete restaurant/bar license with an outdoor terrace and seating capacity of 120 guests, including two bars.  At September 2012, Mr. Tsaoussian sold the business in order to dedicate all of his time to il2m Inc. and ilink2music.com.  This was an idea he had started working on during the months of February/March of 2010.  Since then, he has been dedicating himself exclusively on building the right infrastructure/team in order to make this venture into a great success.

Mr. Tsaoussian is also a musician/keyboardist with extensive live stage and studio experience. He started playing the accordion at the age of five, and then moved on to piano and organ. By the age of thirteen, Mr. Tsaoussian was sharing the stage with choirs and a multitude of accomplished classical musicians, playing the pipe-organ. Music was a passion, whether it was Latin, Mediterranean, and American. He decided to part with classical music a year later and started performing as a pop keyboardist.  Over the next twenty years he organized, promoted, participated and performed for numerous events and fund-raising functions at several community centers and venues, particularly the ethnic and Mediterranean ones all over North America and even Europe.  In addition, he took complete charge of all music entertainment programs, sound systems and performed alongside a variety of musicians and vocalists from around the globe giving him priceless international music experience while simultaneously teaching him the fundamental importance of relationships.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended May 31, 2014.

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EXECUTIVE COMPENSATION

During fiscal year ended May 31, 2014, we did not pay any executive compensation to our President/CEO Sarkis Tsaoussian. During fiscal year ended May 31, 2013, we paid $7,000 to our prior executive. There are no other stock option plans, retirement, pension or profit sharing plans for the benefits of our officers and directors other than as described herein.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended May 31, 2014 and May 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Sarkis Tsaoussian, Current President, Chief Executive Officer and Director	2014	$0	$0	$0	$0	$0	$0	$0	$0
Donna Cashwell, Prior President, Chief Executive Officer and Director(1)	2013	$0	$0	$0	$0	$0	$0	$0	$0
Laura Gignac, Vice President and Director(1)	2013	$0	$0	$0	$0	$0	$0	$0	$0
Richard Wheeler, President, Chief Executive Officer and Director(2)	2013	$2,000	$0	$5,000	$0	$0	$0	$0	$7,000

(1)	On May 8, 2013, Donna Cashwell and Laura Gignac resigned from their positions as officers and directors of the Company.
(2)	On May 8, 2013, Richard Wheeler was appointed as President, Chief Executive Officer and Director of the Company. On May 8, 2013, we issued 50,000 shares of common stock to Mr. Wheeler having a fair value of $5,000 ($0.10 per share) for his services. On November 15, 2013, Mr. Wheeler resigned all executive positions and as a member of the Board of Directors.

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Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the above Summary Compensation Table for the fiscal year ended May 31, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value. There were no stock options exercised during the fiscal year ended May 31, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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Our director did not receive any compensation during the years ended May 31, 2014. During fiscal year ended May 31, 2013, one of our directors was compensated as follows:

Name	Fees earned or paid in cash ($)	Stock awards		Bonus	Option Awards ($)	All Other Compensation	Total ($)
Sarkis Tsaoussian	-0-	2,500		-0-	-0-	-0-	2,500
Luke Quinn(1)	$-0-	$2,500	(2)	$-0-	$-0-	$-0-	$4,500

(1)	Luke Quinn was appointed as a director on June 11, 2013. On June 11, 2013, we entered into a consulting agreement with Mr. Quinn pursuant to we agreed to pay Mr. Quinn semi annually in advance at the rate of $2,000 per month. On November 15, 2013, Mr. Quinn resigned and the consulting agreement was terminated.
(2)	For the period from October 17, 2013 to May 31, 2014, we issued 2,500 shares of common stock to our former director for services with a fair value of $2,500.

Employment Agreements

As of the date of this Information Statement, we do not have any employment agreements in place with any executive officers.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of April 27, 2015 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of April 27, 2015, there were 1,831,757,244 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Sarkis Tsaoussian 3500 West Olive Avenue Suite 810 Burbank, California 91505	1,500,000,000	81.88%

All executive officers and directors as a group (1 person)	1,500,000,000	81.88%

Beneficial Shareholders Greater than 10%
il2m Global Limited (2) Caye Financial Center, Corner Coconut Drive & Hurricane Way, 3rd Floor, San Pedro, Ambergris Caye, Belize, Central America	125,000,000	6.82%

*	Less than one percent.
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Information Statement.
(2)	Sarkis Tsaoussian is the sole officer and director of il2m Global Limited and, thus, has sole dispositive and voting power over the shares held of record by il2m Global Limited.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

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FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the documents we have previously filed with the SEC. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

iL2M INTERNATIONAL CORP.

3500 West Olive Avenue

Suite 810

Burbank, California 91505

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: April 28, 2015

By Order of the Board of Directors

/s/ Sarkis Tsaoussian
Chief Executive Officer and Director

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